ESAB Corporation Announces Fourth Quarter 2022 Results

•Achieved $0.97 diluted EPS from continuing operations, and $1.05 of core adjusted diluted EPS
•Increased sales 6% with core organic growth of 11%
•Reported net income from continuing operations attributable to ESAB of $59 million and core adjusted EBITDA of $107 million, up 10% versus prior year fourth quarter
•Completed Swift-Cut and Therapy Equipment bolt-on acquisitions

North Bethesda, MD, March 7, 2023 -- ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a world leader in connected fabrication technology and gas control solutions, today announced strong financial results for the fourth quarter of 2022.

ESAB Corporation reported fourth quarter sales of $664 million, an increase of 6% on a reported basis or 11% higher core organic growth before acquisitions and currency translation impacts. ESAB also reported fourth quarter GAAP net income from continuing operations attributable to ESAB of $59 million, $0.97 diluted earnings per share from continuing operations and core adjusted net income of $64 million, $1.05 diluted per share. Core adjusted EBITDA of $107 million rose 10% compared to $98 million in the prior year quarter.

“ESAB delivered a terrific fourth quarter, capping a strong year of performance,” said Shyam P. Kambeyanda, President and CEO, ESAB Corporation. “In 2022 we successfully launched as a public company. Our EBX business system accelerated our innovation, growth, margins, and cash flow. The team executed on our M&A strategy with the Ohio, Therapy Equipment and Swift-Cut acquisitions, strengthening our gas control and fabrication technology businesses. We fixed and extended half of our debt which strengthened our balance sheet and we made great progress on our ESG initiatives.”

Mr. Kambeyanda continued, “As a result of our 2022 performance, we are confident in the momentum and positioning of our business heading into 2023. We are off to a strong start to the year and are on track to deliver our long-term goals. I am very proud of our team for their commitment to our customers and successful execution of our strategy.”

ESAB 2023 Outlook

ESAB reported that it expects core organic growth of 3% to 5% and total core sales growth of 2% to 4% in 2023, which reflects approximately 2.5% of growth from acquisitions, and (3.5)% from currency headwinds. ESAB is expecting core adjusted EBITDA of $420 to $440 million, core adjusted EPS of $3.80 to $4.00 and cash conversion of greater than 90%.

About Swift-Cut and Therapy Equipment Acquisitions

Swift-Cut is a provider of light industrial cutting systems, which, combined with ESAB, provides a market-leading automated cutting product portfolio. Therapy Equipment (closed in January 2023) is a regional leader in oxygen regulators which expands ESAB's gas control business. These acquisitions are expected to add approximately $20 million of revenue on an annual basis.

Conference Call and Webcast

The Company will hold a conference call to discuss its fourth quarter 2022 results beginning at 8:00 a.m. Eastern on Tuesday, March 7, 2023, which will be open to the public by calling +1-888-550-5302 (U.S. callers) and +1-646-960-0685 (International callers) and referencing the conference ID number 4669992 and through webcast via ESAB’s website www.ESABcorporation.com under the “Investors” section. Access to a supplemental slide presentation can also be found on ESAB's website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call. To view this press release and associated financials in a PDF format click here. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, filed March 7, 2023, is also available on ESAB’s website under the “Investors” section.

About ESAB Corporation

Founded in 1904, ESAB Corporation (NYSE: ESAB) is a world leader in connected fabrication technology and gas control solutions. Our rich history of innovative products and workflow solutions and our business system (EBX) allow us to realize our purpose of shaping the world we imagine. ESAB Corporation is based in North Bethesda, Maryland and employs approximately 9,000 associates and serves customers in approximately 150 countries. To learn more, visit www.ESABcorporation.com.

Non-GAAP Financial Measures and Other Adjustments

ESAB has provided in this press release financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). ESAB presents some of these non-GAAP financial measures including and excluding Russia due to economic and political volatility caused by the war in Ukraine, which results in enhanced investor interest in this information. Core non-GAAP financial measures includes Russia for the three months ended April 1, 2022, and April 2, 2021, and, due to the war in Ukraine that started at the end of the first quarter, excludes Russia for the three and nine months ended December 31, 2022, and December 31, 2021. These non-GAAP financial measures may include one or more of the following: adjusted net income from continuing operations, Core adjusted net income from continuing operations, adjusted EBITDA (earnings before interest, taxes, pension settlement gains, Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization), Core adjusted EBITDA, organic sales growth, Core organic sales growth, adjusted free cash flow, and ratios based on the foregoing measures. ESAB also provides adjusted EBITDA and adjusted EBITDA margin on a segment basis, as well as Core adjusted EBITDA and Core adjusted EBITDA margin on a segment basis.

Adjusted net income from continuing operations represents Net income from continuing operations, excluding Restructuring and other related charges, acquisition-amortization and other related charges, separation costs and pension settlement gains. Adjusted net income, includes the tax effect of non-GAAP adjusting items at applicable tax rates. ESAB also presents adjusted net income margin from continuing operations, which is subject to the same adjustments as adjusted net income from continuing operations. Adjusted net income per diluted share from continuing operations is a calculation of adjusted net income from continuing operations over the weighted-average diluted shares outstanding. ESAB also presents Core adjusted net income from continuing operations and Core adjusted net income per share - diluted from continuing operations which are subject to the same adjustments as Adjusted net income from continuing operations and Adjusted net income per diluted share from continuing operations, further removing the impact of Russia for the three and nine months ended December 31, 2022, and December 31, 2021.
Adjusted EBITDA, excludes from Net income from continuing operations, the effect of Income tax expense, Interest expense (income) and other, net, Pension settlement gains, Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization. ESAB presents adjusted EBITDA margins, which are subject to the same adjustments as adjusted EBITDA. Further, ESAB presents these non-GAAP performance measures on a segment basis, which excludes the impact of Restructuring and other related charges, separation costs, acquisition-amortization and other related charges and depreciation and other amortization from operating income. ESAB also presents Core adjusted EBITDA and Core adjusted EBITDA margins which are subject to the same adjustments as Adjusted EBITDA and Adjusted EBITDA margins, respectively, further removing the impact of Russia for the three and nine months ended December 31, 2022, and December 31, 2021.

ESAB presents organic sales growth which excludes the impact of acquisitions and foreign exchange rate fluctuations and presents core organic sales growth which further excludes the impact of the Russia business for the three and nine months ended December 31, 2022, and December 31, 2021 from core organic sales growth.

Adjusted free cash flow represents cash flows from operating activities excluding cash outflows related to the Company’s separation from Enovis Corporation and discontinued operations, less Purchases of property, plant and equipment net proceeds from sale of certain properties. Cash conversion represents Adjusted free cash flow divided by Adjusted net income from continuing operations.

In the context of 2023 Outlook guidance, Core organic growth, Core Adjusted EBITDA and Core Adjusted EPS excludes the impact of the Russia business for the twelve months ending December 31, 2023 and December 31, 2022.

These non-GAAP financial measures assist ESAB management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to unusual events or discrete restructuring plans and other initiatives that are fundamentally different from the ongoing productivity and core business of the Company.
ESAB management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine and the related impact on energy supplies and prices; macroeconomic conditions; supply chain disruptions; inflation rates; the impact of the COVID-19 global pandemic, including actions taken in response; the impact on creditworthiness and financial viability of customers; risks relating to the Company’s separation from Enovis Corporation (the “Separation”), Enovis’ ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes, the ability to realize the anticipated benefits of the Separation, and the financial and operating performance of the Company following the Separation; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Form 10-K filed on March 7, 2023, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact:
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092

ESAB CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net sales	$664,127	$624,215	$2,593,480	$2,428,115
Cost of sales	439,738	411,414	1,707,950	1,590,132
Gross profit	224,389	212,801	885,530	837,983
Selling, general and administrative expense	139,343	131,591	533,369	512,815
Restructuring and other related charges	6,467	8,162	23,096	18,954
Operating income	78,579	73,048	329,065	306,214
Pension settlement gain	(5,836)	—	(9,136)	(11,208)
Interest expense (income) and other, net	18,434	(919)	37,950	(1,666)
Income from continuing operations before income taxes	65,981	73,967	300,251	319,088
Income tax expense	5,541	33,366	69,170	80,409
Net income from continuing operations	60,440	40,601	231,081	238,679
Income (loss) from discontinued operations, net of taxes	1,830	—	(3,068)	—
Net income	62,270	40,601	228,013	238,679
Less: Income attributable to noncontrolling interest, net of taxes	1,563	1,170	4,266	3,569
Net income attributable to ESAB Corporation	$60,707	$39,431	$223,747	$235,110
Earnings (loss) per share – basic
Income from continuing operations	$0.97	$0.66	$3.75	$3.92
Income (loss) on discontinued operations	$0.03	$—	$(0.05)	$—
Net income per share	$1.00	$0.66	$3.70	$3.92
Earnings (loss) per share – diluted
Income from continuing operations	$0.97	$0.66	$3.74	$3.92
Income (loss) on discontinued operations	$0.03	$—	$(0.05)	$—
Net income per share – diluted	$1.00	$0.66	$3.69	$3.92

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Adjusted Net Income and Adjusted Net Income Per Share	(Dollars in millions)(1)
Net income from continuing operations	$60.4	$40.6	$231.1	$238.7
Less: Income attributable to noncontrolling interest, net of taxes	1.6	1.2	4.3	3.6
Net income from continuing operations attributable to ESAB Corporation (GAAP)	$58.9	$39.4	$226.8	$235.1
Restructuring and other related charges – pretax(2)	6.5	8.2	23.1	19.0
Acquisition - amortization and other related charges – pretax(3)	11.7	8.8	34.2	36.0
Separation costs – pretax(4)	6.6	2.0	16.3	2.9
Pension settlement gain – pretax	(5.8)	—	(9.1)	(11.2)
Tax effect on the above items(5)	(6.8)	3.1	(15.2)	(2.7)
Discrete tax adjustments(6)	(3.5)	5.2	(7.2)	(1.6)
Adjusted net income from continuing operations (non-GAAP)	$67.6	$66.7	$268.9	$277.5
Adjusted net income from continuing operations attributable to Russia (non-GAAP)(7)	$3.5	$3.9	$13.6	$21.0
Core adjusted net income from continuing operations (non-GAAP)	$64.1	$62.8	$255.3	$256.5

Adjusted net income margin from continuing operations	10.2%	10.7%	10.4%	11.4%

Adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.11	$1.11	$4.44	$4.61
Adjusted net income per share – diluted from continuing operations attributable to Russia (non-GAAP)(7)	$0.06	$0.06	$0.23	$0.35
Core adjusted net income per share – diluted from continuing operations (non-GAAP)	$1.05	$1.05	$4.21	$4.26

Net income per share – diluted from continuing operations (GAAP)	$0.97	$0.66	$3.74	$3.92
__________
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes transactions expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.
(4) Includes non-recurring charges and employee costs related to the planning and execution of the separation from Enovis. ESAB does not anticipate any further costs associated with the separation after 2022.
(5) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the preceding line items of the table. ESAB estimates the tax effect of each adjustment item by applying ESAB’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
(6) Discrete tax adjustments for 2022 include the impact of net discrete tax benefits related to release of a valuation allowance and foreign currency remeasurement of transfer tax related to the separation from Enovis. Discrete tax adjustments for 2021 include the impact of net discrete tax expenses related to the separation from Enovis.
(7) Represents Russia contribution from April 2, 2022 to December 31, 2022 and from April 3, 2021 to December 31, 2021.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)(1)
Net income from continuing operations (GAAP)			$60.4			$231.1
Income tax expense			5.5			69.2
Interest expense (income) and other, net			18.4			38.0
Pension settlement gain			(5.8)			(9.1)
Operating income (GAAP)	$33.7	$44.9	$78.6	$136.2	$192.8	$329.1
Operating income margin	11.9%	11.8%	11.8%	12.1%	13.2%	12.7%
Adjusted to add:
Restructuring and other related charges(2)	2.3	4.1	6.5	11.4	11.7	23.1
Separation costs(3)(4)	2.8	3.8	6.6	7.5	8.1	15.5
Acquisition - amortization and other related charges (5)	7.8	3.9	11.7	20.1	14.1	34.2
Depreciation and other amortization	3.3	5.4	8.7	13.4	21.5	34.9
Other(6)	(0.3)	0.2	(0.1)	—	—	—
Adjusted EBITDA (non-GAAP)	$49.6	$62.3	$112.0	$188.6	$248.2	$436.8
Adjusted EBITDA attributable to Russia (non-GAAP)(7)	—	5.0	5.0	—	20.0	20.0
Core adjusted EBITDA (non-GAAP)	$49.6	$57.3	$107.0	$188.6	$228.2	$416.8
Adjusted EBITDA margin (non-GAAP)	17.5%	16.4%	16.9%	16.7%	16.9%	16.8%
Core adjusted EBITDA margin (non-GAAP)	17.5%	17.3%	17.4%	16.7%	17.0%	16.9%
(1) Numbers may not sum due to rounding.
(2) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(3) Includes non-recurring charges and employee costs related to the planning and execution of the separation from Enovis within the Selling, general and administrative expense line within the Consolidated and Combined Statements of Operations.
(4) Amounts are allocated to the segments as a percentage of revenue as the costs or gain are not discrete to either segment.
(5) Includes transactions expenses, amortization of intangibles, fair value charges on acquired inventories and integration expenses.
(6) Relates to the adjustment for certain items included withing the Interest expense (income) and other, net line within the Consolidated and Combined Statements of Operations.
(7) Adjusted EBITDA relating to Russia from April 2, 2022 to December 31, 2022.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Dollars in millions
(Unaudited)

	Three Months Ended December 31, 2021			Year Ended December 31, 2021
	Americas	EMEA & APAC	Total	Americas	EMEA & APAC	Total
	(Dollars in millions)
Net income from continuing operations (GAAP)			$40.6			$238.7
Income tax expense			33.4			80.4
Interest expense (income) and other, net			(0.9)			(1.7)
Pension settlement gain			—			(11.2)
Operating income (GAAP)	$30.1	$42.9	$73.0	$111.2	$195.0	$306.2
Operating income margin	11.4%	11.9%	11.7%	11.1%	13.7%	12.6%
Adjusted to add (deduct):
Restructuring and other related charges(1)	5.3	2.9	8.2	11.6	7.4	19.0
Separation costs(2)(3)	0.8	1.2	2.0	1.2	1.7	2.9
Acquisition-amortization and other related charges(4)	4.5	4.3	8.8	18.5	17.4	35.9
Depreciation and other amortization	3.8	5.7	9.5	15.0	23.5	38.5
Other(5)	1.2	(0.1)	1.1	2.1	(0.4)	1.7
Adjusted EBITDA (non-GAAP)	$45.7	$56.9	$102.6	$159.6	$244.6	$404.2
Adjusted EBITDA attributable to Russia (non-GAAP)(6)	—	4.9	4.9	—	28.0	28.0
Core adjusted EBITDA (non-GAAP)	$45.7	$52.0	$97.7	$159.6	$216.6	$376.2
Adjusted EBITDA margin (non-GAAP)	17.3%	15.8%	16.4%	15.9%	17.2%	16.6%
Core adjusted EBITDA margin (non-GAAP)	17.3%	16.7%	17.0%	15.9%	16.8%	16.4%
(1) Includes severance and other termination benefits, including outplacement services as well as the cost of relocating associates, relocating equipment, lease termination expenses, and other costs in connection with the closure and optimization of facilities and product lines.
(2) Includes non-recurring charges and employee costs related to the planning and execution of the separation from Enovis within the Selling, general and administrative expense line within the Consolidated and Combined Statements of Operations.
(3) Amounts are allocated to the segments as a percentage of revenue as the costs or gain are not discrete to either segment.
(4) Includes transaction expenses, amortization of intangibles, fair value changes on acquired inventories and integration expenses.
(5) Relates to the adjustment for certain items included within the Interest expense (income) and other, net line within the Consolidated and Combined Statements of Operations.
(6) Adjusted EBITDA relating to Russia from April 3,2021 to December 31, 2021.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Sales Growth
	Americas		EMEA & APAC		Total ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended December 31, 2021	$264.4		$359.8		$624.2
Components of Change:
Existing businesses (organic sales growth)(1)	13.8	5.2%	40.6	11.3%	54.4	8.7%
Acquisitions(2)	10.7	4.0%	2.8	0.8%	13.5	2.2%
Foreign Currency translation(3)	(5.3)	(2.0)%	(22.7)	(6.3)%	(28.0)	(4.5)%
Total sales growth	19.2	7.3%	20.7	5.8%	39.9	6.4%
For the three months ended December 31, 2022	$283.6		$380.5		$664.1
(1) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales Growth(1)
	Americas		EMEA & APAC		ESAB
	$	Change %	$	Change %	$	Change %
For the three months ended December 31, 2021	$264.4		$311.0		$575.4
Components of Change:
Existing businesses (core organic sales growth)(2)	13.8	5.2%	46.6	15.0%	60.4	10.5%
Acquisitions(3)	10.7	4.0%	2.8	0.9%	13.5	2.3%
Foreign Currency translation(4)	(5.3)	(2.0)%	(29.8)	(9.6)%	(35.1)	(6.1)%
Total core sales growth	19.2	7.3%	19.6	6.3%	38.8	6.7%
For the three months ended December 31, 2022	$283.6		$330.6		$614.2
(1) Excludes Russia related sales of $49.9 million and $48.8 million for the three months ended December 31, 2022, and December 31, 2021.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Change in Sales
Dollars in millions
(Unaudited)

	Sales Growth
	Americas		EMEA & APAC		Total ESAB(1)
	$	Change %	$	Change %	$	Change %
For the year ended December 31, 2021	$1,004.2		$1,423.9		$2,428.1
Components of Change:
Existing businesses (organic sales growth)(1)	127.3	12.7%	126.9	8.9%	254.2	10.5%
Acquisitions(2)	10.7	1.1%	2.8	0.2%	13.5	0.6%
Foreign Currency translation(3)	(13.8)	(1.4)%	(88.5)	(6.2)%	(102.3)	(4.2)%
Total sales growth	124.2	12.4%	41.2	2.9%	165.4	6.8%
For the year ended December 31, 2022	$1,128.4		$1,465.1		$2,593.5
(1) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(2) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(3) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

	Core Sales Growth(1)
	Americas		EMEA & APAC		ESAB
	$	Change %	$	Change %	$	Change %
For the year ended December 31, 2021	$1,004.2		$1,286.9		$2,291.1
Components of Change:
Existing businesses (core organic sales growth)(2)	127.3	12.7%	163.2	12.7%	290.5	12.7%
Acquisitions(3)	10.7	1.1%	2.8	0.2%	13.5	0.6%
Foreign Currency translation(4)	(13.8)	(1.4)%	(110.4)	(8.6)%	(124.2)	(5.4)%
Total core sales growth	124.2	12.4%	55.6	4.3%	179.8	7.8%
For the year ended December 31, 2022	$1,128.4		$1,342.5		$2,470.9
(1) Excludes Russia related sales of $122.6 million and $137.0 million from April 2, 2022 to December 31, 2022, and from April 3, 2021 to December 31, 2021.
(2) Excludes the impact of acquisitions and foreign exchange rate fluctuations, thus providing a measure of change due to organic growth factors such as price, product mix and volume.
(3) Represents the incremental sales in comparison to the portion of the prior period during which we did not own the business.
(4) Represents the difference between prior year sales valued at the actual prior year foreign exchange rates and prior year sales valued at current year foreign exchange rates.

ESAB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Free Cash Flow
Dollars in millions
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Net cash provided by operating activities (GAAP)	$91.4	$58.7	$214.4	$250.7
Purchases of property, plant and equipment (GAAP)	(18.2)	(16.7)	(40.2)	(35.6)
Proceeds from the sale of certain properties(1)	—	3.3	2.5	4.3
Payments related to the Separation(2)	5.8	2.9	19.0	2.9
Payments related to discontinued operations	3.8	—	23.1	—
Adjusted free cash flow (non-GAAP)	$82.8	$48.2	$218.8	$222.3
(1) Includes proceeds from the sale of certain properties related to restructuring efforts for which previous cash outlays were included in Net cash used in investing activities.
(2) Separation payments relate to one-time non-recurring professional fees and employee costs incurred in the planning and execution of the Separation from Enovis.

ESAB CORPORATION
2023 Outlook
Dollars in millions
(Unaudited)

ESAB 2023 Outlook(1)

2022 Core net sales	$2,429.9
Organic growth	3%-5%
Acquisitions	2.5%
Currency	(3.5)%
2023 Core net sales growth range	2%-4%

2022 Core adjusted EBITDA	$408.4
2023 Core adjusted EBITDA range	$ 420-$ 440
(1) For the purpose of comparison in the context of 2023 outlook guidance, Core organic growth and Core adjusted EBITDA exclude the impact of the Russia business for the twelve months ending December 31, 2023 and December 31, 2022. Core Net Sales and adjusted EBITDA presented elsewhere in this press release excludes the impact of the Russia business for the second, third and fourth quarters of 2022 and 2021. Net Sales and Adjusted EBITDA attributable to the Russia business for the three months ended April 1, 2022 was $40.9 million and $8.4 million respectively.

ESAB CORPORATION
CONSOLIDATED AND COMBINED BALANCE SHEETS
Dollars in thousands
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72,024	$41,209
Trade receivables, less allowance for credit losses of $23,471 and $23,912	374,329	383,496
Inventories, net	416,829	420,062
Prepaid expenses	56,637	51,949
Other current assets	68,851	67,357
Total current assets	988,670	964,073
Property, plant and equipment, net	284,226	286,278
Goodwill	1,529,767	1,532,993
Intangible assets, net	517,167	521,434
Lease assets - right of use	92,033	107,944
Other assets	342,152	48,540
Total assets	$3,754,015	$3,461,262

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$316,265	$345,480
Accrued liabilities	285,310	251,109
Total current liabilities	601,575	596,589
Long-term debt	1,218,643	—
Other liabilities	545,339	362,945
Total liabilities	2,365,557	959,534
Equity:
Common stock - $0.001 par value - Authorized 600,000,000; 60,094,725 and 100 shares outstanding as of December 31, 2022 and December 31, 2021, respectively	60	—
Additional paid-in capital	1,865,904	—
Retained earnings	159,231	—
Former Parent’s investment	—	2,921,623
Accumulated other comprehensive loss	(674,988)	(460,888)
Total ESAB Corporation equity	1,350,207	2,460,735
Noncontrolling interest	38,251	40,993
Total equity	1,388,458	2,501,728
Total liabilities and equity	$3,754,015	$3,461,262

ESAB CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
Dollars in thousands
(Unaudited)

	Year Ended
	December 31, 2022	December 31, 2021

Cash flows from operating activities:
Net income	$228,013	$238,679
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other impairment charges	65,978	75,899
Loss (gain) on sale of property, plant and equipment	239	(447)
Pension settlement gain	(9,136)	(11,208)
Stock-based compensation expense	12,964	6,267
Deferred income tax	(20,199)	(8,644)
Non-cash interest expense	1,972	—
Changes in operating assets and liabilities:
Trade receivables, net	(8,142)	(67,850)
Inventories, net	(10,066)	(117,350)
Accounts payable	(28,794)	114,502
Other operating assets and liabilities	(18,471)	20,889
Net cash provided by operating activities	214,358	250,737
Cash flows from investing activities:
Purchases of property, plant and equipment	(40,243)	(35,584)
Proceeds from sale of property, plant and equipment	4,849	5,204
Acquisitions, net of cash received	(149,029)	(4,885)
Net cash used in investing activities	(184,423)	(35,265)
Cash flows from financing activities:
Proceeds from borrowings on term credit facility	1,000,000	—
Proceeds from borrowings on revolving credit facility and other	805,881	673
Repayments of borrowings on revolving credit facility and other	(585,491)	—
Payment of deferred financing fees and other	(4,706)	—
Payment of deferred consideration	(1,500)	—
Payment of dividends	(6,054)	—
Distributions to noncontrolling interest holders	(3,420)	(3,713)
Consideration to Former Parent in connection with the Separation	(1,200,000)	—
Transfers from (to) Former Parent, net	2,847	(218,531)
Net cash provided by (used in) financing activities	7,557	(221,571)
Effect of foreign exchange rates on Cash and cash equivalents	(6,677)	(1,901)
Increase (decrease) in Cash and cash equivalents	30,815	(8,000)
Cash and cash equivalents, beginning of period	41,209	49,209
Cash and cash equivalents, end of period	$72,024	$41,209